UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 Form S-8

                          REGISTRATION STATEMENT
                                  Under
                        THE SECURITIES ACT OF 1933

                              _______________

             Exact name of issuer as specified in its charter:

                          HEWLETT-PACKARD COMPANY

        State or other jurisdiction of         I.R.S. Employer
        incorporation or organization:         Identification No.:
            California                         94-1081436

                  Address of principal executive offices:
             3000 Hanover Street, Palo Alto, California 94304

                         Full title of the plans:

  VeriFone, Inc. Amended and Restated 1992 Non-Employee Directors' Stock
                                Option Plan
     VeriFone, Inc. Amended and Restated Incentive Stock Option Plan VeriFone, Inc. Amended and Restated 1987 Supplemental Stock Option Plan
     Enterprise Integration Technologies Corporation 1991 Stock Plan VeriFone, Inc. Amended and Restated Employee Stock Purchase Plan

                  Name and address of agent for service:
                             D. CRAIG NORDLUND
             3000 Hanover Street, Palo Alto, California 94304

Telephone Number, including area code, of agent for service: (415) 857-1501

                      CALCULATION OF REGISTRATION FEE

Title of                         Proposed       Proposed
Securities           Amount      Maximum        Maximum        Amount of
To be                To Be    Offering Price    Aggregate     Registration
Registered         Registered   Per Share(1)   Offering Price(2)    Fee
---------------------------------------------------------------------------

Common Stock
$1.00 Par Value

Outstanding under
VeriFone, Inc.        236,666    $19.50-$38.38    $5,774,426   $1,991.18
Amended and
Restated 1992
Non-Employee
Directors' Stock
Options Plan (1)

Outstanding under
VeriFone, Inc.       1,770,482   $16.50-$52.13  $55,632,625  $19,183.66
Amended and
Restated Incentive
Stock Option Plan (1)

Outstanding under
VeriFone, Inc.         998,597   $16.50-$52.13  $29,985,177   10,339.72
Amended and
Restated 1987
Supplemental
Stock Option Plan (1)

Outstanding under
Enterprise              73,934   $.32-$1.94       $137,545      $47.43
Integration Tech-
nologies Corporation
1991 Stock Plan (3)

Assumed under
VeriFone, Inc.         285,000   $54.16 (3)      $15,435,600   $5,322.62
Amended and
Restated Employee
Stock Purchase Plan (3)

Total:               3,364,679   $.32-$54.16    $106,965,373  $36,884.61

------------------------------------------------------------------------------


(1) Pursuant to the Agreement and Plan of Reorganization entered into as of April 22, 1997, by and among Hewlett-Packard Company, Tower Bridge Acquisition Corporation and VeriFone, Inc., the Registrant assumed all of the outstanding options to purchase Common Stock of VeriFone, Inc. under the VeriFone, Inc. Amended and Restated 1992 Non-Employee Directors' Stock Option Plan, VeriFone, Inc. Amended and Restated Incentive Stock Option Plan, VeriFone, Inc. Amended and Restated 1987 Supplemental Stock Option Plan, Enterprise Integration Technologies Corporation 1991 Stock Plan, and VeriFone, Inc. Amended and Restated Employee Stock Purchase Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, subject to appropriate adjustments to the number of shares and the exercise price of each such assumed option.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, which states that the fee shall be "one twenty-ninth of one percentum of the maximum aggregate price at which the securities are issued."

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $54.16 per share, which represents the average of the high and low prices reported on the New York Stock Exchange Composite Tape on June 26, 1997.



                                  PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

  Hewlett-Packard Company (the "Company") hereby incorporates by reference in this registration statement the following documents:

  (a) Annual Report on Form 10-K for the fiscal year ended October
31, 1996, as amended by Form 10-K/A filed with the Securities and Exchange Commission ("SEC") on March 12, 1997;

  (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended
January 31, 1997 and April 30, 1997 filed with the SEC on March 17, 1997 and June 16, 1997, respectively;

  (c) The description of the Company's capital stock contained in the Company's Registration Statement under the Exchange Act filed with SEC on or about November 6, 1957 and the Amended and Restated Articles of Incorporation which appeared as Exhibit 3(a) to the Annual Report on Form 10-K for the fiscal year ended October 31, 1996.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4.     Description of Securities.

  The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.     Interests of Named Experts and Counsel.

  Inapplicable.

Item 6.     Indemnification of Directors and Officers.

  Section 204 of the General Corporation Law of the State of California ("California Law") authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty;
(2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

  Section 317 of the California Law makes a provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). An amendment to Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

  The Company has adopted provisions in its Amended Articles of Incorporation which eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by law.

Item 7.     Exemption from Registration Claimed.

  Inapplicable.

Item 8.     Exhibits.

  See Exhibit Index on page 9.

Item 9.     Undertakings.

  (a) Rule 415 Offering.

  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)  Filings Incorporating Subsequent Exchange Act Documents by
Reference.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Regulation S-K Item 512(h) Undertaking for Registration
Statement on Form S-8.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 27th day of June, 1997.


                                   HEWLETT-PACKARD COMPANY

                                   By:  /s/ Ann O. Baskins
                                        ----------------------
                                        Ann O. Baskins
                                        Assistant Secretary
                                        & Managing Counsel





                                Exhibit 24

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint D. Craig Nordlund and Ann O. Baskins, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-8 Registration Statement pertaining to VeriFone, Inc. Amended and Restated 1992 Non-Employee Directors' Stock Option Plan, VeriFone, Inc. Amended and Restated Incentive Stock Option Plan, VeriFone, Inc. Amended and Restated 1987 Supplemental Stock Option Plan, Enterprise Integration Technologies Corporation 1991 Stock Plan, and VeriFone, Inc. Amended and Restated Employee Stock Purchase Plan, and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and these Amendments to Registration Statements have been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the issuer meets all of the requirements for filing on Form S-8.

Signature                              Title                    Date


/s/ Raymond W. Cookingham   Vice President and Controller   June 25, 1997
-------------------------                                   -------------
Raymond W. Cookingham       (Principal Accounting Officer)


/s/ Thomas E. Everhart          Director                    June 25, 1997
-------------------------                                   -------------
Thomas E. Everhart


/s/ John B. Fery                Director                    June 25, 1997
-------------------------                                   -------------
John B. Fery


/s/ Jean-Paul G. Gimon          Director                    June 25, 1997
-------------------------                                   -------------
Jean-Paul G. Gimon


/s/ Sam Ginn                    Director                    June 25, 1997
-------------------------                                   -------------
Sam Ginn


/s/ Richard A. Hackborn         Director                    June 20, 1997
-------------------------                                   -------------
Richard A. Hackborn


/s/ Walter B. Hewlett           Director                    June 25, 1997
-------------------------                                   -------------
Walter B. Hewlett


/s/ George A Keyworth II        Director                    June 25, 1997
-------------------------                                   -------------
George A. Keyworth II


/s/ David M. Lawrence, M.D.     Director                    June 18, 1997
---------------------------                                 -------------
David M. Lawrence, M.D.


/s/ Paul F. Miller, Jr.         Director                    June 25, 1997
--------------------------                                  -------------
Paul F. Miller, Jr.


/s/ Susan P. Orr                Director                    June 18, 1997
---------------------------                                 -------------
Susan P. Orr


/s/ David W. Packard            Director                    June 23, 1997
---------------------------                                 -------------
David W. Packard


/s/ Lewis E. Platt     Chairman, President and              June 16, 1997
-------------------    Chief Executive Officer              -------------
Lewis E. Platt         (Principal Executive Officer)


/s/ Robert P. Wayman   Executive Vice President,            June 25, 1997
--------------------   Finance and Administration           -------------
Robert P. Wayman       (Chief Financial Officer)
                       and Director

                                   EXHIBIT INDEX


        Exhibit No.

        1-4           Not applicable.

        5             Opinion re legality.

        6-22          Not applicable.

        23.1 Consent of Independent Accountants. Found at page 11 of this registration statement and incorporated herein by reference.

        23.2 Consent of Counsel. Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.

        24 Powers of attorney. Contained in the signature pages (pages 6-8) of this Form S-8 registration statement and incorporated herein by reference.

        25-98         Not applicable.

        99.1 VeriFone, Inc. Amended and Restated 1992 Non-Employee Directors' Stock Option Plan

        99.2 VeriFone, Inc. Amended and Restated Incentive Stock Option Plan and form of agreement

        99.3          VeriFone, Inc. Amended and Restated 1987
                      Supplemental Stock Option Plan and form of agreement

        99.4 Enterprise Integration Technologies Corporation 1991 Stock Plan and form of agreement

        99.5          VeriFone, Inc. Amended and Restated Employee
                      Stock Purchase Plan

                              EXHIBIT 5
June 25, 1997

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304

        3,364,679 Shares of Common Stock of Hewlett-Packard Company Offered pursuant to various stock plans assumed in connection with the acquisition of VeriFone, Inc.

Dear Sir or Madam:

I have examined the proceedings taken and the instruments executed in connection with the organization and present capitalization of Hewlett-Packard Company (the "Company") and the reservation for issuance and authorization of the sale and issuance from time to time of not in excess of 3,364,679 shares of the Company's Common Stock (the "Shares") pursuant to the terms of various VeriFone, Inc. stock plans assumed in connection with the acquisition of VeriFone, Inc. by the Company. The Shares are the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

Upon the basis of such examination, I am of the following opinion:

1. The authorized shares of the Company consist of 300,000,000 shares of Preferred Stock and 2,400,000,000 shares of Common Stock.

2. The proper corporate proceedings necessary to the reservation for issuance and the authorization of the sale and issuance from time to time of not in excess of 3,364,679 shares of the Common Stock of the Company pursuant to these stock plans have been duly taken and, when issued pursuant to such plan, the Shares will be duly and validly issued and fully paid and nonassessable.

3. When the above-mentioned registration statement relating to the Shares has become effective and when the listing of the Shares on the New York Stock Exchange, Inc. and Pacific Exchange, Inc. has been authorized, all authorizations, consents, approvals, or other orders of all United States regulatory authorities required for the issuance of Shares will have been obtained.

You are further advised that I consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.

                      Very truly yours,

                       /s/ Ann O. Baskins
                      ----------------------
                      Ann O. Baskins
                      Assistant Secretary and Managing Counsel

                              Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 18, 1996, which appears on page 52 of the 1996 Annual Report to the Shareholders of Hewlett-Packard Company, which is incorporated by reference in Hewlett-Packard Company's Annual Report on Form 10-K for the year ended October 31, 1996.



/s/ Price Waterhouse LLP
---------------------------
Price Waterhouse LLP
San Jose, California
June 26, 1997


                                Exhibit 23.2

                             CONSENT OF COUNSEL

Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.

                                  EXHIBIT 99.1

                                 VERIFONE, INC.

                              AMENDED AND RESTATED

                 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

             Adopted by the Board of Directors on November 16, 1992
                 Approved by the Stockholders on April 22, 1993
              Amended by the Board of Directors on October 19, 1995
                  Approved by the Stockholders on May 10, 1996
              Amended by the Board of Directors on January 23, 1997


1.  PURPOSE.

    (a) The purpose of the 1992 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of VeriFone, Inc., a Delaware corporation (the "Company"), who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

    (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

    (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

    (d) The Company intends that the options issued under the Plan not be incentive stock options as that term is used in Section 422 of the Code.

2.  ADMINISTRATION.

    (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

    (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (1) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (2)  To amend the Plan and options as provided in paragraph 11.

         (3) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

    (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.  SHARES SUBJECT TO THE PLAN.

    (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate four hundred ninety thousand (490,000) shares of the Company's Common Stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall revert to and again become available for issuance pursuant to exercises of options granted under the Plan.

    (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.  ELIGIBILITY.

    Options shall be granted only to Non-Employee Directors of the Company.


5.  NON-DISCRETIONARY GRANTS.

    (a) Each person who is, on the date of approval of the Plan by the Board (the "Adoption Date"), a Non-Employee Director of the Company shall, upon the Adoption Date and upon each third anniversary date thereafter (each, a "Grant Date"), be granted an option to purchase twenty thousand (20,000) shares of Common Stock of the Company pursuant to the terms and conditions set forth herein.

    (b) Each person who is, after the Adoption Date, elected for the first time to be a Non-Employee Director of the Company shall, upon the date of his or her initial election to be a Non-Employee Director by the Board or stockholders of the Company and upon each third anniversary of such date thereafter (each, a "Grant Date"), be granted an option to purchase twenty thousand (20,000) shares of Common Stock of the Company on the terms and conditions set forth herein.

    (c) Each person who, having previously been a Director who is not a Non-Employee Director, becomes a Non-Employee Director of the Company shall, upon the date he or she becomes a Non-Employee Director and upon each third anniversary of such date thereafter (a "Grant Date"), be granted an option to purchase twenty thousand (20,000) shares of Common Stock of the Company on the terms and conditions set forth herein.

6.  OPTION PROVISIONS.

    Each option shall contain the following terms and conditions:

    (a) No option shall be exercisable after the expiration of ten (10) years from the date it was granted.

    (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value on the Grant Date of the stock subject to such option. Notwithstanding the foregoing, an option may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

    (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (1) in cash at the time the option is exercised, or (2) by delivery to the Company of shares of the Company's Common Stock that have been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise, or (3) by a combination of such methods of payment.

    An option shall only be transferable by the optionee upon such terms and conditions as are set forth in the option agreement for such option, as the Board or the Committee shall determine in its discretion. The person to whom an option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the person to whom the option is granted, shall thereafter be entitled to exercise the option.

    (d)  An option shall vest with respect to each optionee in thirty-six
(36) equal monthly installments commencing on the date one month after the Grant Date of the option, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

    (e) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

    (f) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.  COVENANTS OF THE COMPANY.

    (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

    (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.  USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.  MISCELLANEOUS.

    (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

    (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to remove any Non-Employee Director as provided in the Company's By-Laws and the provisions of the General Corporation Law of the State of Delaware.

    (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of Common Stock, if any, as shall have been reserved for him pursuant to an option granted to him.

    (d) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or an affiliate of such Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

10. ADJUSTMENTS UPON CHANGES IN STOCK.

    (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the type of security and maximum number of shares subject to the Plan and the type of security and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

    (b) In the event of: (1) a dissolution or liquidation of the Company or a sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, (i) the time during which such options may be exercised shall be accelerated to immediately prior to such event and (ii) either (A) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (B) the options shall be terminated if not exercised prior to such event.

11. AMENDMENT OF THE PLAN AND OPTIONS.

    (a) The Board at any time, and from time to time, may amend the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

         (1) Increase the number of shares reserved for options under the Plan; or

         (2) Modify the requirements as to eligibility for participation in the Plan.

    (b) Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment of the Plan unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

    (c) The Board at any time, and from time to time, may amend the terms of any one or more options; provided, however, that the rights and obligations under any option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12. TERMINATION OR SUSPENSION OF THE PLAN.

    (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on November 15, 2002. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

13. EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

    (a) The Plan shall become effective upon adoption by the Board of Directors, but no options granted under the Plan or any amendment thereto shall be exercised or exercisable until the Plan or such amendment is approved by the stockholders of the Company in accordance with applicable law.


                                    Exhibit 99.2

                                    VERIFONE, INC.
                                AMENDED AND RESTATED
                             INCENTIVE STOCK OPTION PLAN
                             ---------------------------



                   Adopted by Board of Directors in November, 1985
                    Approved by the Stockholders in November, 1985
                      Amended by Board of Directors in May, 1987
                    Approved by the Stockholders on April 18, 1988
                   Amended by Board of Directors on April 30, 1990
                    Approved by the Stockholders on June 22, 1990
                  Amended by Board of Directors on February 13, 1992
                    Approved by the Stockholders on April 23, 1992
                   Amended by Board of Directors on March 15, 1995
                     Approved by the Stockholders on May 5, 1995
                  Amended by Board of Directors on January 18, 1996
                     Approved by the Stockholders on May 10, 1996
                  Amended by Board of Directors on January 23, 1997




1.  PURPOSE.

    (a) The purpose of the Plan is to provide a means by which selected key employees of VeriFone, Inc. (the "Company") and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

    (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

    (c) The Company, by means of the Plan, seeks to retain the services of persons now holding key positions, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

    (d) The Company intends that the options issued under the Plan be incentive stock options as that term is used in Section 422 of the Code.

2.  ADMINISTRATION.

    (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

    (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

         (2) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (3)  To amend the Plan or an Option as provided in paragraph 10.

         (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

    (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"), all of the members of which Committee may be "non-employee directors," as defined by the provisions of subparagraph 2(d), and may also be, in the discretion of the Board, outside directors as defined in Section 162(m) of the Code. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board and references to the Board herein shall be construed as references to the Committee. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this paragraph 2 to the contrary, the Board may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who (i) are not then subject to Section 16 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) are either (A) not persons expected to be subject to Section 162(m) of the code ("Section 162(m)") at the time of recognition of income from such Option or
(B) not persons with respect to whom the Company desires to comply with
Section 162(m).

    (d) The term "non-employee director," as used in the Plan, shall mean a member of the Company's Board of Directors who either (i) is not a current employee or officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any other capacity other than as a member of the Board (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

3.  SHARES SUBJECT TO THE PLAN.

    (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under either the Plan or the Company's 1987 Supplemental Stock Option Plan shall not exceed in the aggregate Eight Million Five Hundred Fifteen Thousand (8,515,000) shares of the Company's common stock. The aggregate number of shares as to which options may be granted under the Plan shall be reduced to reflect the number of shares of the Company's common stock which has been sold under, or may be sold pursuant to outstanding options granted under the Company's 1987 Amended and Restated Supplemental Stock Option Plan to the same extent as if such sales had been made or options had been granted pursuant to this Plan. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

    (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

    (c) An option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such optionee during any calendar year under all incentive stock option plans of the Company and its Affiliates does not exceed one hundred thousand dollars ($100,000). Should it be determined that an option granted under the Plan exceeds such maximum for any reason other than the failure of a good faith attempt to value the stock subject to the option, such option shall be considered a nonstatutory stock option to the extent, but only to the extent, of such excess; provided, however, that should it be determined that an entire option or any portion thereof does not qualify for treatment as an incentive stock option by reason of exceeding such maximum, such option or the applicable portion shall be considered a nonstatutory stock option.

    (d) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, no employee shall be eligible, during any twelve (12) month period, to be granted options under the Plan to purchase in excess of 750,000 shares of common stock of the Company. The total number of shares as to which options may be granted to an employee under this paragraph 3(d) shall be reduced to reflect the total number of shares as to which options have been granted, during the same twelve (12) month period, under the Company's 1987 Amended and Restated Supplemental Stock Option Plan.

4.  ELIGIBILITY.

    (a) Options may be granted only to key employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible for the benefits of the Plan unless such director is also a key employee (including an officer) of the Company or any Affiliate.

    (b) A director shall in no event be eligible for the benefits of the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board.

    (c) No person shall be eligible for the grant of an option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the option price is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the option does not exceed five
(5) years from the date of grant.

5.  OPTION PROVISIONS.

    Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

    (a) The term of any option shall not be greater than ten (10) years from the date it was granted.

    (b) The exercise price of each option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. Notwithstanding the foregoing, an option may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of
Section 424(a) of the Code.

    (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of grant of the option (A) by delivery to the Company of other common stock of the Company,
(B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or Committee in their discretion.

    In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

    (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person. The person to whom an option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the person to whom the option is granted, shall thereafter be entitled to exercise the option.

    (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

    (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the holder of the option to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an option to such person or permitting such person to exercise the option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including but not limited to, legends restricting the transfer of the stock.

    (g) An option shall terminate three (3) months after termination of the optionee's service with the Company or an Affiliate, whether as an employee, consultant or member of the Board ("Service"), unless (i) the termination of Service of the optionee is due to such person's permanent and total disability, within the meaning of Section 22(e)(3) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of Service; or (ii) the optionee dies while in the employ of the Company or an Affiliate, or within not more than three (3) months after termination of such Service, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the optionee's Service, or (b) that it may be exercised more than three (3) months after termination of the optionee's Service with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's Service.

    (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her Service with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

    (i) To the extent provided in the terms of an Option Agreement, an optionee may satisfy any federal, state, or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold from the shares of common stock otherwise issuable to the optionee as a result of the exercise of the option or (iii) delivering to the Company owned and unencumbered shares of the common stock of the Company.

6.  COVENANTS OF THE COMPANY.

    (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

    (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

7.  USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8.  MISCELLANEOUS.

    (a) The Board or the Committee shall have the power to accelerate the time during which an option may be exercised, or the time during which an option or any portion thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time during which it may be exercised or the time during which it will vest.

    (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

    (c) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

    (d) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee, consultant or optionee any right to continue in the employ of the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the employment of any eligible employee or optionee with or without cause, or to terminate the relationship of any consultant subject to the terms of that consultant's agreement with the Company or Affiliate to which such Consultant is providing services.

9.  ADJUSTMENTS UPON CHANGES IN STOCK.

    (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the type of security and maximum number of shares subject to the Plan, the maximum number of shares subject to option that can be granted to any single person under subparagraph 3(d), and the type of security and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

    (b) In the event of: (1) a dissolution or liquidation of the Company or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or
(ii) the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event, or (iii) such options shall continue in full force and effect.

10. AMENDMENT OF THE PLAN AND OPTIONS.

    (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the vote of a majority of the outstanding shares of the Company entitled to vote, or by the written consent of the holders of the outstanding shares of the Company entitled to vote to the extent necessary under applicable laws to obtain incentive stock option treatment under Section 422 of the Code, within twelve (12) months before or after the adoption of the amendment, where the amendment will:

         (i) Increase the number of shares reserved for options under the Plan;

         (ii) Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code; or

         (iii) Otherwise modify the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code.

    The Board may, in its discretion, submit any other amendment to the Plan for stockholder approval.

    (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or options granted under it into compliance therewith.

    (c) Rights and obligations under any option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the option was granted and
(ii) such person consents in writing.

    (d) The Board at any time, and from time to time, may amend the terms of any one or more options; provided, however, that the rights and obligations under any option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

11. TERMINATION OR SUSPENSION OF THE PLAN.

    (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2005. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

12. EFFECTIVE DATE OF PLAN.

    The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the vote of the holders of a majority of the outstanding shares of the Company entitled to vote, or by the written consent of the holders of the outstanding shares of the Company entitled to vote to the extent necessary under applicable laws to obtain incentive stock option treatment under Section 422 of the Code.

                            Form of Agreement
                            Grant Number ______

                          INCENTIVE STOCK OPTION


_____ Option

   VeriFone, Inc. (the "Company"), pursuant to its Incentive Stock Option Plan (the "Plan"), has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the company ("Common Stock"). This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

Option Summary

   Date of Grant

   Total Number of Shares Covered by Option

   Exercise Price per Share

   Total Exercise Price of Option

   Vesting Schedule

   Expiration Date

   The above summary is intended only to outline generally the terms of your option, which is governed specifically by the following Option Provisions and the terms of the Plan.

Option Provisions

   The details of your option are as follows:

1. (a)   The total number of shares of Common Stock subject to this option is ____.  Subject to the limitations contained herein, [1/48th of the shares subject to this option shall vest (become exercisable) one month following the date of grant, and every month thereafter,] [l/16th of the shares subject to this option shall vest (become exercisable) three months following the date of grant, and every three months thereafter,] until either (I) you cease to provide services for the Company or its affiliates for any reason or (ii) this option becomes fully vested.

   (b) Notwithstanding the above vesting schedule, the time of vesting of this option shall be accelerated such that one hundred percent (100%) of the shares subject to this option shall be exercisable as follows:

         (1) upon the termination of your service relationship with the Company or an affiliate of the Company (as defined in the Plan) if such service is terminated due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code);

         (2) upon your retirement date if your service with the Company or an affiliate of the Company is terminated due to your retirement ("retirement" for purposes of this subparagraph 1(b)(ii) shall mean that you have attained at least fifty-five (55) years of age and that the sum of your age and your full years of service with the Company or an affiliate of the Company equal at least sixty-five (65) years);

         (3) upon your date of death if your service with the Company or an affiliate of the Company is terminated due to your death; or

         (4) upon the termination of your service relationship with the Company or an affiliate of the Company if such service is terminated due to a change in control of the Company or an affiliate of the Company within one
(1) year of the date of such change in control. "Change in Control" for purposes of this subparagraph l(b)(iv) shall mean the occurrence of a purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act") or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than fifty (50) percent of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty (50) percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

     Only service which is involuntarily terminated without Cause or voluntarily terminated with Good Reason within one (1) year of the date of a Change in Control shall be deemed to constitute termination due to such Change in Control. "Cause" for purposes of this subparagraph 1(b)(iv) shall mean misconduct, including but not limited to: (A) conviction of any felony or any crime involving moral turpitude or dishonesty, (B) participation in a fraud or act of dishonesty against the Company, (C) conduct by you which, based upon a reasonable determination by the Company, demonstrates gross unfitness to serve, or (D) intentional, material violation by you of any contract between you and the Company or any statutory duty of you to the Company that is not corrected within thirty (30) days after written notice to you. "Good Reason" for purposes of this subparagraph l(b)(iv) shall mean
(A) reduction of your rate of compensation as in effect immediately prior to the Change in Control, (B) failure to provide a package of welfare benefit plans which, taken as a whole, provide substantially similar benefits to those in which you were entitled to participate immediately prior to the Change in Control (except that employee contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Company which would adversely affect your participation or reduce your benefits under any of such plans, (C) change in your responsibilities, authority, title or office resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by you, (D) request that you relocate to a worksite that is more than 35 miles from your prior worksite, unless you accept such relocation opportunity, (E) failure or refusal' of a successor to the Company to assume the Company's obligations under this option agreement, or (F) material breach by the Company or any successor to the Company of any of the material provisions of this option agreement.

     In the event that any such accelerated option vesting received or to be received by you pursuant to this subparagraph l(b)(iv) (the "Benefit") would
(A) constitute a "parachute payment" within the meaning of Section 280G of the Code and (B) but for this subparagraph l(b)(iv), be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Benefit shall be reduced to the extent necessary so that no portion of the Benefit would be subject to the Excise Tax, as determined in good faith by the Company; provided, however, that if, in the absence of any such reduction (or after such reduction), you believe that the Benefit or any portion thereof (as reduced, if applicable) would be subject to the Excise Tax, the Benefit shall be reduced (or further reduced) to the extent determined by you in your discretion so that the Excise Tax would not apply. If, notwithstanding any such reduction (or in the absence of such reduction), the Internal Revenue Service ("IRS") determines that you are liable for the Excise Tax as a result of the Benefit, then you shall be obligated to return to the Company, within thirty (30) days of such determination by the IRS, a portion of the Benefit sufficient such that none of the Benefit retained by you constitutes a "parachute payment" within the meaning of Code Section 280G that is subject to the Excise Tax.

2. (a)   The exercise price of this option is ____ per share, which is the fair market value of the Common Stock on the date of grant of this option.

   (b) Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has become exercisable by you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

         (1) payment of the exercise price per share in cash (including check) at the time of exercise; or

         (2) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock; or

         (3) provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

         (4) payment by a combination of the methods of payment permitted by subparagraph 2(b)(I) through 2(b)(iii) above.

3. The minimum number of shares with respect to which this option may be exercised at any one time is ten (10), except (a) as to an installment subject to exercise, as set forth in paragraph 1 of this option, which amounts to fewer than ten (10) shares, in which case, as to the exercise of that installment, the number of shares in such installment shall be the minimum number of shares, and (b) immediately prior to the expiration of this option this paragraph 3 shall not apply.

4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

5. The term of this option commences on the Date of Grant set forth in the Option Summary above, and unless sooner terminated as set forth below or in the Plan, terminates on the Expiration Date set forth in the Option Summary above (which date shall be no more than ten (10) years from the date this option is granted). This option shall terminate prior to the expiration of its term three (3) months (plus any period of time during such period in which you were unable to sell shares of the Company's Common Stock under the terms of the Company's trading window policy established to ensure compliance with Rule 10b-5 promulgated under the Exchange Act) after the termination of your service with the Company or an affiliate of the Company for any reason or for no reason unless:

   (a) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the option. shall not terminate until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months (plus any period of time during such period in which you were unable to sell shares of the Company's Common Stock under the terms of the Company's trading window policy) after the termination of service;

   (b) exercise of the option within three (3) months after termination of your service with the Company or with an affiliate would result in liability under Section 16(b) of the Securities and Exchange Act of 1934 (the "Exchange Act"), in which case the option will terminate on the earlier of
(I) the Expiration Date, or (ii) the tenth (10th) day after the last date upon which exercise would result in such liability after the termination of your service with the company or an affiliate (plus any period of time during such period in which you were unable to sell shares of the Company's Common Stock under the terms of the Company's trading window policy);

   (c) such termination of service is for Cause (as described in subparagraph 1(b)(iv.) of this option), in which event the option shall terminate on the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of thirty (30) days (plus any period of time during such period in which you were unable to sell shares of the Company's Common Stock under the terms of the Company's trading window policy) following such termination of service. In calculating this thirty
(30) day aggregate period, days on which you were unable to exercise solely due to the condition described in paragraph 4 above or days on which exercise would result in liability under Section 16(b) of the Exchange Act shall not be included;

   (d) such termination of service is due to your permanent and total disability (within the meaning of section 422(c)(6) of the Code), in which event the option shall terminate on the earlier of the Expiration Date or three (3) years following such termination of your service;

   (e) option shall terminate on the earlier of the Expiration Date or three (3) years after your death;

   (f) such termination of service is due to your retirement (as described in subparagraph l(b)(ii) of this option), in which event the option shall terminate on the earlier of the Expiration Date or three (3) years following your retirement date;

   (g)   such termination of service (I) is due to a Change in Control,
(ii) occurs within one (1) year of the date of such Change in Control and
(iii) is an involuntary termination without Cause or a voluntary termination with Good Reason, in which event the option shall terminate on the earlier of the Expiration Date or three (3) years following such termination of your service; or

   (h) such termination of service is due to a reduction in force initiated by the Company or an affiliate of the Company, in which event the option shall terminate on the earlier of the Expiration Date or one hundred eighty (180) days following such termination of your service.

However, this option may be exercised following termination of service only as to that number of shares as to which it was exercisable on the date of termination of service under the provisions of paragraph 1 of this option.
It is understood by you that exercise of this option after the applicable tax-related deadline (three months following termination of employment, except that a one-year deadline applies following termination due to disability and that no deadline applies following termination due to death) will result in treatment of the portion(s) of the option exercised after such deadline as a nonstatutory stock option for federal income tax purposes.

6. This option may be exercised, to the extent specified above, by delivering a notice of exercise together with the exercise price to the Secretary or Assistant Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 5(f) of the Plan.

7. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

8. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.

9. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

10. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of Section 5 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

   Dated this ______ day of __________________, ____________.


                        Very truly yours,

                        VeriFone, Inc.



                        By

                        Duly authorized on behalf
                        of the Board of Directors

The undersigned:

   (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

   (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of the options previously granted and delivered to the undersigned under stock options of the Company.


Optionee

Address:




Attachments:

   Incentive Stock Option Plan
   Form of Exercise
   Prospectus

(This acknowledgment relates to the incentive stock option granted on
_____________, 19__ to purchase   [number]   shares of Common Stock at $___
                                ------------
per share.)

                                   EXHIBIT 99.3

                                  VERIFONE, INC

                              AMENDED AND RESTATED

                       1987 SUPPLEMENTAL STOCK OPTION PLAN

                   Adopted by Board of Directors in May, 1987
                 Approved by the Stockholders on April 18, 1988
                 Amended by Board of Directors on April 30, 1990
                  Approved by the Stockholder on June 22, 1990
               Amended by Board of Directors on February 13, 1992
                 Approved by the Stockholders on April 23, 1992
                 Amended by Board of Directors on March 15, 1995
                   Approved by the Stockholders on May 5, 1995
                Amended by Board of Directors on January 18, 1996
                  Approved by the Stockholders on May 10, 1996
                Amended by Board of Directors on January 23, 1997



1.   PURPOSE

     (a) The purpose of the Plan is to provide a means by which selected employees, directors and consultants of VeriFone, Inc. (the "Company") and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue code of 1986, as amended from time to time (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of new employees/persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the options issued under the Plan not be incentive stock options as that term is used in Section 422 of the Code.

2.   ADMINISTRATION

     (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

            (ii) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

             (iii) To amend the Plan or an Option as provided in paragraph

             (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"), all of the members of which Committee may "non-employee directors," as defined by the provisions of subparagraph 2(d), and may also be, in the discretion of the Board, outside directors as defined in Section 162(m) of the Code. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board and references to the Board herein shall be construed as references to the Committee. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this paragraph 2 to the contrary, the Board may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who (i) are not then subject to Section 16 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) are either (A) not persons expected to be subject to Section 162(m) of the code ("Section 162(m)") at the time of recognition of income from such Option or
(B) not persons with respect to whom the Company desires to comply with
Section 162(m).

     (d) The term "non-employee director," as used in the Plan, shall mean a member of the Company's Board of Directors who either (i) is not a current employee or officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any other capacity other than as a member of the Board (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

3.   SHARES SUBJECT TO THE PLAN

     (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under either the Plan or the Company's Amended and Restated Incentive Stock Option Plan shall not exceed in the aggregate Eight Million Five Hundred Fifteen Thousand (8,515,000) shares of the Company's common stock. The aggregate number of shares as to which options may be granted under the Plan shall be reduced to reflect the number of shares of the Company's common stock which has been sold under, or may be sold pursuant to outstanding options granted under the Company's Amended and Restated Incentive Stock Option Plan to the same extent as if such sales had been made or option had been granted pursuant to this Plan. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     (c) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, no employee shall be eligible, during any twelve (12) month period, to be granted options under the Plan to purchase in excess of 750,000 shares of common stock of the Company. The total number of shares as to which options may be granted to an employee under this paragraph 3(c) shall be reduced to reflect the total number of shares as to which options have been granted, during the same twelve (12) month period, under the Company's Amended and Restated Incentive Stock Option Plan.

4.   ELIGIBILITY

     (a) Options may be granted only to employees (including officers) of, directors of or consultants to the Company or its Affiliates.

     (b) A director shall in no event be eligible for the benefits of the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board.

5.   OPTION PROVISIONS

     Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

     (a) The term of any option shall not be greater than ten (10) years from the date it was granted. Notwithstanding the foregoing, an option may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (b) The exercise price of each option shall be not less the fair market value of the stock subject to the option on the date the option is granted.

     (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of grant or exercise of the option (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion.

     In the case of any deferred payment arrangement, any interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) An option shall only be transferable by the optionee upon such terms and conditions as are set forth in the option agreement for such option, as the Board or the Committee shall determine in its discretion. The person to whom an option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the person to whom the option is granted, shall thereafter be entitled to exercise the option.

     (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

     (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and
(2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the holder of the option to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an option to such person or permitting such person to exercise the option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including but not limited to, legends restricting the transfer of the stock.

     (g) An option shall terminate three (3) months after termination of the optionee's service with the Company or an Affiliate whether as an employee, consultant or member of the Board ("Service"), unless (i) the termination of Service of the optionee is due to such person's permanent and total disability, within the meaning of Section 422(e)(3) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of Service; or (ii) the optionee dies while in the employ of the Company or an Affiliate, or within not more than three (3) months after termination of such Service, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the optionee's Service, or (b) that it may be exercised more than three (3) months after termination of the optionee's Service with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's Service.

     (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her Service with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

     (i) To the extent provided in the terms of an Option Agreement, an optionee may satisfy any federal, state, or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold from the shares of common stock otherwise issuable to the optionee as a result of the exercise of the option or (iii) delivering to the Company owned and unencumbered shares of the common stock of the Company.

6.   COVENANTS OF THE COMPANY

     (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Compny to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

7.   USE OF PROCEEDS FROM STOCK

     Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8.   MISCELLANEOUS

     (a) The Board or the Committee shall have the power to accelerate the time during which an option may be exercised or the time during which an option or any portion thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time during which it may be exercised or the time during which it will vest.

     (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

     (c) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

     (d) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee, consultant or optionee any right to continue in the employ of the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the employment of any eligible person or optionee with or without cause, or to terminate the relationship of any consultant subject to the terms of that consultant's agreement with the Company or Affiliate to which such Consultant is providing services.

9.   ADJUSTMENTS UPON CHANGES IN STOCK

     (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the type of security and maximum number of shares subject to the Plan the maximum number of shares subject to option that may be granted to any single person under subparagraph 3(c), and the type of security and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution or liquidation of the Company or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or
(ii) the time during which such options may be exercised shall be accelerated and the option terminated if not exercised prior to such event, or (iii) such options shall continue in full force and effect.

10.  AMENDMENT OF THE PLAN AND OPTIONS

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the vote of a majority of the outstanding shares of the Company entitled to vote, or by the written consent of the holders of the outstanding shares of the Company entitled to vote to the extent necessary under applicable laws to obtain incentive stock option treatment under Section 422 of the Code, within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i) Increase the number of shares reserved for options under the Plan;

          (ii) Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code; or

          (iii) Otherwise modify the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code.

     (b) The Board may, in its discretion, submit any other amendment to the Plan for stockholder approval.

     (c) Rights and obligations under any option granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom the option was granted.

     (d) The Board at any time, and from time to time, may amend the terms of any one or more options; provided, however, that the rights and obligations under any option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

11.  TERMINATION OR SUSPENSION OF THE PLAN

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2005. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

12.  EFFECTIVE DATE OF PLAN

     The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the vote or written consent of the holders of a majority of the outstanding shares of the Company entitled to vote.

                              Form of Agreement
                              Grant Number ____

                         SUPPLEMENTAL STOCK OPTION


____ Optionee:

   VeriFone, Inc. (the "Company"), pursuant to its 1987 Supplemental Stock Option Plan (the "Plan") has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify as an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

Option Summary

   Date of Grant

   Total Number of Shares Covered by Option

   Exercise Price per Share

   Total Exercise Price of Option

   Vesting Schedule

   Expiration Date

   The above summary is intended only to outline generally the terms of your option, which is governed specifically by the following Option Provisions and the terms of the Plan.

Option Provisions

   The details of your option are as follows:

1. (a)   The total number of shares of Common Stock subject to this option is ____.  Subject to the limitations contained herein, [1/48th of the shares subject to this option shall vest (become exercisable) one month following the date of grant, and every month thereafter,] [1/16th of the shares subject to this option shall vest (become exercisable) three months following the date of grant, and every three months thereafter,] until either (I) you cease to provide services for the Company or its affiliates for any reason or (ii) this option becomes fully vested.

   (b) Notwithstanding the above vesting schedule, the time of vesting of this option shall be accelerated such that one hundred percent (100%) of the shares subject to this option shall be exercisable as follows:

         (1) upon the termination of your service relationship with the Company or an affiliate of the Company (as defined in the Plan) if such service is terminated due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code);

         (2) upon your retirement date if your service with the Company or an affiliate of the Company is terminated due to your retirement ("retirement" for purposes of this subparagraph 1(b)(ii) shall mean that you have attained at least fifty-five (55) years of age and that the sum of your age and your full years of service with the Company or an affiliate of the Company equal at least sixty-five (65) years);

         (3) upon your date of death if your service with the Company or an affiliate of the Company is terminated due to your death; or

         (4) upon the termination of your service relationship with the Company or an affiliate of the Company if such service is terminated due to a change in control of the Company or an affiliate of the Company within one
(1) year of the date of such change in control. "Change in Control" for purposes of this subparagraph l(b)(iv) shall mean the occurrence of a purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act") or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than fifty (50) percent of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty (50) percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

              Only service which is involuntarily terminated without Cause or voluntarily terminated with Good Reason within one (1) year of the date of a Change in Control shall be deemed to constitute termination due to such Change in Control. "Cause" for purposes of this subparagraph l(b)(iv) shall mean misconduct, including but not limited to: (A) conviction of any. felony or any crime involving moral turpitude or dishonesty, (B) participation in a fraud or act of dishonesty against the Company, (C) conduct by you which, based upon a reasonable determination by the Company, demonstrates gross unfitness to serve, or (D) intentional, material violation by you of any contract between you and the Company or any statutory duty of you to the Company that is not corrected within thirty (30) days after written notice to you. "Good Reason" for purposes of this subparagraph l(b)(iv) shall mean (A) reduction of your rate of compensation as in effect immediately prior to the Change in Control, (B) failure to provide a package of welfare benefit plans which, taken as a whole, provide substantially similar benefits to those in which you were entitled to participate immediately prior to the Change in Control (except that employee contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Company which would adversely affect your participation or reduce your benefits under any of such plans, (c) change in your responsibilities, authority, title or office resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by you, (D) request that you relocate to a worksite that is more than 35 miles from your prior worksite, unless you accept such relocation opportunity, (E) failure or refusal of a successor to the Company to assume the Company's obligations under this option agreement, or (F) material breach by the Company or any successor to the Company of any of the material provisions of this option agreement.

              In the event that any such accelerated option vesting received or to be received by you pursuant to this subparagraph 1(b)(iv) (the "Benefit") would (A) constitute a "parachute payment" within the meaning of
Section 280G of the Code and (B) but for this subparagraph l(b)(iv), be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Benefit shall be reduced to the extent necessary so that no portion of the Benefit would be subject to the Excise Tax, as determined in good faith by the Company; provided, however, that if, in the absence of any such reduction (or after such reduction), you believe that the Benefit or any portion thereof (as reduced, if applicable) would be subject to the Excise Tax, the Benefit shall be reduced (or further reduced) to the extent determined by you in your discretion so that the Excise Tax would not apply. If, notwithstanding any such reduction (or in the absence of such reduction), the Internal Revenue Service ("IRS") determines that you are liable for the Excise Tax as a result of the Benefit, then you shall be obligated to return to the Company, within thirty (30) days of such determination by the IRS, a portion of the Benefit sufficient such that none of the Benefit retained by you constitutes a "parachute payment" within the meaning of Code Section 280G that is subject to the Excise Tax.

2. (a)   The exercise price of this option is ____ per share, which is the fair market value of the Common Stock on the date of grant of this option.

   (b) Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has become exercisable by you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

         (1) payment of the exercise price per share in cash (including check) at the time of exercise; or

         (2) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock; or

         (3) provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

         (4) payment by a combination of the methods of payment permitted by subparagraph 2(b)(I) through 2(b)(iii) above.

3. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100), except (a) as to an installment subject to exercise, as set forth in paragraph 1 of this option, which amounts to fewer than one hundred (100) shares, in which case, as to the exercise of that installment, the number of shares in such installment shall be the minimum number of shares, and (b) immediately prior to the expiration of this option this paragraph 3 shall not apply.

4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

5. The term of this option commences on the Date of Grant set forth in the Option Summary above, and unless sooner terminated as set forth below or in the Plan, terminates on the Expiration Date set forth in the Option Summary above (which date shall be no more than ten 10) years from the date this option is granted). This option shall terminate prior to the expiration of its term three (3) months (plus any period of time during such period in which you were unable to sell shares of the Company's Common Stock under the terms of the Company's trading window policy established to ensure compliance with Rule 10b-5 promulgated under the Exchange Act) after the termination of your service with the Company or an affiliate of the Company for any reason or for no reason unless:

   (a) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the option shall not terminate until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months (plus any period of time during such period in which you were unable to sell shares of the Company's Common Stock under the terms of the Company's trading window policy) after the termination of service;

   (b) exercise of the option within three (3) months after termination of your service with the Company or with an affiliate would result in liability under Section 16(b) of the Securities and Exchange Act of 1934 (the "Exchange Act"), in which case the option will terminate on the earlier of
(I) the Expiration Date, or (ii) the tenth (10th) day after the last date upon which exercise would result in such liability after the termination of your service with the company or an affiliate (plus any period of time during such period in which you were unable to sell shares of the Company's Common Stock under the terms of the Company's trading window policy);

   (c) such termination of service is for Cause (as described in subparagraph l(b)(iv) of this option), in which event the option shall terminate on the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of thirty (30) days (plus any period of time during such period in which you were unable to sell shares of the Company's Common Stock under the terms of the Company's trading window policy) following such termination of service. In calculating this thirty
(30) day aggregate period, days on which you were unable to exercise solely due to the condition described in paragraph 4 above or days on which exercise would result in liability under Section 16(b) of the Exchange Act shall not be included;

   (d) such termination of service is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event the option shall terminate on the earlier of the Expiration Date or three (3) years following such termination of your service;

   (e) such termination of service is due to your death, in which event the option shall terminate on the earlier of the Expiration Date or three (3) years after your death;

   (f) such termination of service is due to your retirement (as described in subparagraph 1(b)(ii) of this option), in which event the option shall terminate on the earlier of the Expiration Date or three (3) years following your retirement date;

   (g)   such termination of service (I) is due to a Change in Control,
(ii) occurs within one (1) year of the date of such Change in Control and
(iii) is an involuntary termination without Cause or a voluntary termination with Good Reason, in which event the option shall terminate on the earlier of the Expiration Date or three (3) years following such termination of your service; or

   (h) such termination of service is due to a reduction in force initiated by the Company or an affiliate of the Company, in which event the option shall terminate on the earlier of the Expiration Date or one hundred eighty (180) days following such termination of your service.
   However this option may be exercised following termination of service only as to that number of shares as to which it was exercisable on the date of termination of service under the provisions of paragraph 1 of this option.

6. This option may be exercised, to the extent specified above, by delivering a notice of exercise together with the exercise price to the Secretary or Assistant Secretary of the company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the company may then require pursuant to Section 5(f) of the Plan.

7. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

8. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue your employment or your consulting relationship with the Company.

9. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

10. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of Section 5 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of. this option and those of the Plan, the provisions of the Plan shall control.

   Dated this _______ day of _______________, _________.


                            Very truly yours,


                            VeriFone, Inc.


                            By


                            Duly authorized on behalf
                            of the Board of Directors

The undersigned:

   (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

   (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of the options previously granted and delivered to the undersigned under stock option plans of the Company.


Optionee

Address:




Attachments:

   Supplemental Stock Option Plan
   Form of Exercise
   Prospectus

(This acknowledgment relates to the supplemental stock option granted on
___________, 19__ to purchase   [number]   shares of Common Stock at $___ per
                              ------------
share.)

                            NOTICE OF EXERCISE

Kathy Rogers
VeriFone, Inc.
Three Lagoon Dr., Ste. 400
Redwood City, CA 94065

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below:

   GRANT DATE:

   GRANT NO./TYPE:

   DATE OF EXERCISE:

   NO. OF SHARES
   EXERCISED:

   TOTAL EXERCISE
   PRICE:   $

   CASH PAYMENT
   ENCLOSED:

I agree to provide such additional documentation as VeriFone, Inc. may require pursuant to the terms of its Stock Option Plan.


Signature


Printed Name

Address:






Please note: Stock certificate will be registered in your name and sent to the above.


                               SAME-DAY-SALE
                            NOTICE OF EXERCISE

Kathy Ann Rogers
VeriFone, Inc.
Three Lagoon Drive, Ste. 400
Redwood City, CA 94065

   Date of Exercise:

This constitutes notice under my stock option that I elect to purchase and sell the number of shares at option exercise price set forth below:

   Option Grant Number:

   Stock Option Dated:

   Number of shares as to
   which option is exercised:

   Number of shares to be
   Sold:

   Option Exercise Payment Due:

   I have signed the Smith Barney Shearson Payment Authorization regarding the payment of the full purchase price of these shares (plus taxes, if applicable) attached hereto. I agree to provide such additional documentation as VeriFone, Inc may require pursuant to the terms of its stock option plans.

(Signature)



(Printed Name)



(Address)



(City, State Zip)


                            PAYMENT AUTHORIZATION


   To:   VeriFone, Inc.
         Attn..: Kathy Rogers (Kathy_R2)

   cc:   Smith Barney Shearson
         Two Palo Alto Square
         Palo Alto, CA 94306

         I hereby irrevocably authorize Smith Barney to sell ___________ shares of VeriFone, Inc. Common Stock underlying stock options exercised for my account at $_______________ (Indicate Market or Limit Order).

         This notice will serve as authorization to Smith Barney to issue a check from the proceeds of my sale to VeriFone, Inc. in the amount of $ (full exercise cost plus any applicable taxes required upon exercise).

         I further request that the shares be registered as follows:

         Smith Barney Shearson
         Two Palo Alto Square
         Palo Alto, CA 94306
         Attn.: John Lopez

(Signature)



(Printed Name)



(Social Security Number)

   Entered

   Faxed

                               Exhibit 99.4

              ENTERPRISE INTEGRATION TECHNOLOGIES CORPORATION

                              1991 STOCK PLAN
                               (AS AMENDED)

        1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422A of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422A of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

        2. Definitions. As used herein, the following definitions shall apply:

              (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

              (b)  "Board" means the Board of Directors of the Company.

              (c) "Code" means the Internal Revenue Code of 1986, as amended.

              (d) "Committee" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

              (e)  "Common Stock" means the Common Stock of the Company.

              (f) "Company" means Enterprise Integration Technologies Corporation, a California corporation.

              (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not provided that if and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

              (h) "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (I) sick leave; (ii) military leave;
(iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

              (i) "Disability" means total and permanent disability, as defined in Section 22(e)(3) of the Code.

              (j) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

              (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                   (i) If the Common Stock is listed on any estab-lished stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                   (ii) If the Common Stock is quoted on the NASDAQ
                        System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                   (iii)In the absence of an established market for
                        the Common Stock, the Fair Market Value
                        thereof shall be determined in good faith by the Administrator.

              (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

              (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

              (o) "Option" means a stock option granted pursuant to the Plan.

              (p) "Optioned Stock" means the Common Stock subject to an Option.

              (q) "Optionee" means an Employee or Consultant who receives an Option.

              (r) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 425(e) of the Code.

              (s)  "Plan" means this 1991 Stock Plan.

              (t) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

              (u) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

              (v) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

        3.    Stock Subject to the Plan.  Subject to the provisions of
Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 453,777 shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock.

              If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

        4.    Administration of the Plan.

              (a)  Procedure.

                   (i) Administration With Respect to Directors and Officers. With respect to grants of Options or Stock Purchase Rights to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

                   (ii) Multiple Administrative Bodies.  If permitted
                        by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

                   (iii)Administration With Respect to Consultants and
                        Other Employees. With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

              (b) Powers of the Administrator. Subject to the provi-sions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                   (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;

                   (ii) to select the officers, Consultants and
                        Employees to whom Options and Stock Purchase
                        Rights may from time to time be granted
                        hereunder;

                   (iii)to determine whether and to what extent
                        Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

                   (iv) to determine the number of shares of Common
                        Stock to be issuable upon exercise of each such award granted hereunder;

                   (v) to approve forms of agreement for use under the Plan;

                   (vi) to determine the terms and conditions, not
                        inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                 (vii) to determine whether and under what circum-stances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

                 (viii) to determine whether, to what extent and under
                        what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

                   (ix) to reduce the exercise price of any Option to
                        the then current Fair Market Value if the Fair Market Value of the Common Stock issuable upon exercise of such Option shall have declined since the date the Option was granted; and

                   (x) to determine the terms and restrictions appli-cable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights.

              (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

        5.    Eligibility.

              (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

              (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

              (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

              (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

        6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

        7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

        8.    Option Exercise Price and Consideration.

        (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

              (i)  In the case of an Incentive Stock Option

                   (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                   (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii) In the case of a Nonstatutory Stock Option

                   (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                   (B) granted to any person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

         (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, (9) or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 409 of the California Corporations Code).

   9.    Exercise of Option.

         (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

              An Option may not be exercised for a fraction of a Share.

              An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

              Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Termination of Employment. In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee with the Company (as the case may be), such Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety
(90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agree-
ment), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (c)  Disability of Optionee.  Notwithstanding the provisions of
Section 9(b) above, in the event of termination of an Optionee's Consulting relationship or Continuous Status as an Employee as a result of his Disability, Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

   10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

   11.   Stock Purchase Rights.

         (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 85% of the Fair Market Value of the Shares as of the date of the offer), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

         (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

         (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

         (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

   12. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the Stock Purchase Right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

   All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

         (a)  the election must be made on or prior to the applicable Tax
Date;

         (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Right as to which the election is made;

         (c) all elections shall be subject to the consent or disapproval of the Administrator;

         (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

   In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

   13. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock issuable upon exercise of each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock issuable upon exercise of each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclas-sification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. With respect to any Option granted prior to January 4, 1992, in the event that such successor corporation refuses to assume such Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

   14. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

   15.   Amendment and Termination of the Plan.

         (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422A of the Code (or any other appli-cable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

         (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

   16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

   17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   18. Agreements. Options and Stock Purchase Rights shall be evidenced by written agreements in such form as the Board shall approve from time to time.

   19. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

   20. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

                 ENTERPRISE INTEGRATION TECHNOLOGIES CORPORATION

                            STOCK OPTION AGREEMENT


   1. Grant of Option. Enterprise Integration Technologies Corporation, a California corporation (the "Company"), hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the 1991 Stock Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

         If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

   2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule set out in the Notice of Grant and with the provisions of Section 9 of the Plan as follows:

         (a)  Right to Exercise.

              (i) This Option may not be exercised for a fraction of a share.

              (ii) In the event of Optionee's death, disability or
                   other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(i)(c).

              (iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

         (b) Method of Exercise. This Option shall be exercisable by written notice (in the form attached hereto as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price.

         No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect. to such Shares.

    3. Optionee's Representations. In the event the Shares' purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit B, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

    4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

         (a)  cash; or

         (b)  check;

         (c) surrender of other shares of Common Stock of the Company which (A) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, -from the Company and (B) have a fair market value on the date of surrender equal to the exercise price of the Shares as to which the Option is being exercised; or

         (d) delivery of a promissory note (the "Note") of Optionee in the amount of the exercise price together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit C. The Note shall be in the form attached hereto as Exhibit D, shall contain the terms and be payable as set forth herein, shall bear interest at a rate no less than the "applicable federal rate" prescribed under the Code and its regulations at time of purchase, purchased pledge of the Shares by the Note pursuant to the Security Agreement.

    5. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make-any representation and warranty to the Company as may be required by any applicable law or regulation.

    6. Termination of Relationship. In the event of termination of Optionee's consulting relationship or Continuous Status as an Employee, optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this option at the date of such termination, or if Optionee does not exercise this option within the time specified herein, the Option shall terminate.

    7.   Disability of Optionee.  Notwithstanding the provisions of
Section 6 above, in the event of termination of Optionee's Continuous Status as an Employee as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of termination of employment (but in no event later than the date of expiration of the term of this option as set forth in Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

    8. Death of Optionee. In the event of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

    9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

    10. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Options designated as Incentive Stock Options and Options granted to holders of more than ten percent (10%) of the voting cower of all classes of stock of the Company or any parent or subsidiary of the Company shall apply to this Option.

    11. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

         (a) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject, the optionee to the alternative-minimum tax in the year or exercise.

         (b) Exercise of Nonqualified Stock Option. If this Option does not qualify as an ISO, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and Day to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

         (c) Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.

         (d) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after transfer of such Shares to the Optionee upon exercise of the ISO, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

                                  ENTERPRISE INTEGRATION
                                  TECHNOLOGIES CORPORATION
                                  a California corporation


                                  By:

                                  Title:

    OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 1991 STOCK PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

    Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.


                                  Dated:

                                  Optionee

              ENTERPRISE INTEGRATION TECHNOLOGIES CORPORATION

                       NOTICE OF STOCK OPTION GRANT


    You have been granted an option to purchase Common Stock of Enterprise integration Technologies Corporation (the "Company") as follows:

    Date of Grant                      _______________________________

    Vesting Commencement Date          _______________________________

    Option Price Per Share             _______________________________

    Total Number of Shares Granted     _______________________________

    Total Price of Shares Granted      $______________________________

    Type of Option:                    _____  Incentive Stock Option
                                       _____  Nonstatutory Stock Option

    Expiration Date:                   _______________________________

    Vesting Schedule:

         This Option shall be exercisable cumulatively to the extent of [25% of the Shares subject to the Option 12 months after the Vesting Commencement Date, and 1/48th of the Shares subject to the option for each month thereafter.]

    Termination Period:

         Option may be exercised for 30 days after termination of employment or consulting relationship except as set out in Sections 7 and 8 of the Stock Option Agreement (but in no event later than the Expiration
Date).

    By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 1991 Stock Plan and the Stock Option Agreement, all of which are attached and made a part of this document.

OPTIONEE:                    ENTERPRISE INTEGRATION
                            TECHNOLOGIES CORPORATION


______________________________      By: ______________________________
Signature

______________________________      Title:____________________________
Print Name

                                EXHIBIT A

                             EXERCISE NOTICE
                            NO EARLY EXERCISE


Enterprise Integration Technologies Corporation
459 Hamilton Avenue
Suite 100
Palo Alto, CA  94301

Attention:  Secretary

1. Exercise of Option. Effective as of today, ___________, 19__, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of Enterprise Integration Technologies Corporation (the "Company") under and pursuant to the Company's 1991 Stock Plan, as amended (the "Plan") and the [ ] Incentive [ ] Nonqualified Stock Option Agreement dated ________ (the "Option Agreement").

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their respective terms and conditions. Optionee represents that Optionee is purchasing the Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.

3. Compliance with Securities Laws. Optionee understands and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and, notwithstanding any other provision of the Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the 1933 Act, all applicable state securities laws and all applicable requirements of any stock exchange or over the counter market on which the Company's Common Stock may be listed or traded at the time of exercise and transfer. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

4. Federal Restrictions on Transfer. Optionee understands that the Shares have not been registered under the 1933 Act and therefore cannot be resold and must be held indefinitely unless they are registered under the 1933 Act or unless an exemption from such registration is available, and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee. Specifically, Optionee has been advised that Rule 144 promulgated under the 1933 Act, which permits certain resales of unregistered securities, is not presently available with respect to the Shares and, in any event requires that the Shares be paid for and then be held for at least two years (and in some cases three years) before they may be resold under Rule 144.

5. Rights as Shareholder. Subject to the terms and conditions of this Agreement, Optionee shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Optionee delivers full payment of the Exercise Price until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal hereunder. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

6. Company's Right of First Refusal. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

    (a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares;
(ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

    (b)    Exercise of Right of First Refusal.  At any time within thirty
(30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

    (c) Purchase Price. The purchase price ("Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

    (d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

    (e) Holder's Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not trans-ferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

    (f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

    (g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares 90 days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the 1933 Act.

7. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

8.  Restrictive Legends and Stop-Transfer Orders.

    (a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

         IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF
         THIS SECURITY, OR ANY INTEREST THEREIN, OR TO
         RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE
         PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF
         CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS
         PERMITTED IN THE COMMISSIONER'S RULES.

         Optionee understands that transfer of the Shares may be restricted by Section 260.141.11 of the Rules of the California
Corporations Commissioner, a copy of which is attached to Exhibit B, the Investment Representation Statement.

    (b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

    (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or
(ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

9. Market Standoff Agreement. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the 1933 Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act; provided, however, that such restriction shall only apply to the first two registration statements of the Company to become effective under the 1933 Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the 1933 Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

10. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

11. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting.
The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

12. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

13. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

14. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

15. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

16. Entire Agreement. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Notice of Grant/Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.


Submitted by:                          Accepted by:

OPTIONEE:                         ENTERPRISE INTEGRATION
                                  TECHNOLOGIES CORPORATION


                                   By:

                                   Its:
(Signature)

Address:                           Address:

                                   459 Hamilton Avenue
                                   Suite 100
                                   Palo Alto, CA  94301

                                  EXHIBIT B

                    INVESTMENT REPRESENTATION STATEMENT

PURCHASER :

SELLER    :    ENTERPRISE INTEGRATION TECHNOLOGIES CORPORATION

COMPANY   :    ENTERPRISE INTEGRATION TECHNOLOGIES CORPORATION

SECURITY  :    COMMON STOCK

AMOUNT    :

DATE      :

In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Seller and to the Company the following:

          (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

          (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (d)  I am familiar with the provisions of Rule 701 and Rule
144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the Securities, such issuance will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satis-faction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable.

          In the event that the Company does not qualify under Rule 701 at the time of issuance of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

          (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period had been satisfied.

          (f) I further understand that in the event all of the applicable requirements of Rule 144 or Rule 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 or Rule 701 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (g) I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities without the consent of the Commissioner of Corporations of California. I have read the applicable Commissioner's Rules with respect to such restriction, a copy of which is attached.

                                   Signature of Purchaser:

                                   _______________________________

                                   Date:________________, 19__

                                ATTACHMENT 1
               STATE OF CALIFORNIA - CALIFORNIA ADMINISTRATIVE CODE Title 10. Investment - Chapter 3. Commissioner of Corporations


    260.141.11: Restriction on Transfer. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

    (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

        (1) to the issuer;
        (2) pursuant to the order or process of any court;
        (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;
        (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;
        (5) to holders of securities of the same class of the same issuer;
        (6) by way of gift or donation inter vivos or on death;
        (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;
        (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
        (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;
        (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;
        (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
        (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;
        (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;
        (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;
        (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;
        (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or
        (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of
    Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

    (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

        "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OR CORPORA-TIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE
                COMMISSIONER'S RULES."


                                 EXHIBIT C

                            SECURITY AGREEMENT

     This Security Agreement is made as of __________, 19___ between Enterprise Integration Technologies Corporation, a California corporation ("Pledgee"), and ________ ("Pledgor").

                            Recitals

     Pursuant to Pledgor's election to purchase Shares pursuant to the Option Agreement dated ________ (the "Option"), between Pledgor and Pledgee under Pledgee's 1991 Stock Plan, and Pledgor's election under the terms of the Option to pay for such shares with his promissory note (the "Note"), Pledgor has purchased _________ shares of Pledgee's Common Stock (the "Shares") at a price of $________ per share, for a total purchase price of $__________. The Note and the obligations hereunder are as set forth in Exhibit D to the Option.

     NOW, THEREFORE, it is agreed as follows:

     1. Creation and Description of Security Interest. In consideration of the transfer of the Shares to Pledgor under the Option Agreement, Pledgor, pursuant to the Commercial Code of the State of California, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number ______, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder") or its designee, who shall hold said certificate subject to the terms and conditions of this Security Agreement.

     The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Option, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

     2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

          (a) Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

          (b) Encumbrances. The Shares are free of all other encum-brances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

          (c)  Margin Regulations.  In the event that Pledgee's Common
Stock is now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations
("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

     3. Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

     4. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such sub-stitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

     5. Options and Rights. In the event that, during the term of this pledge, subscription Options or other rights or options shall be issued in connection with the pledged Shares, such rights, Options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

     6. Default. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

          (a) Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

          (b) Pledgor fails to perform any of the covenants set forth in the Option or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

     In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue his remedies under the California Commercial Code.

     7. Release of Collateral. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the pledged Shares held by Pledgeholder hereunder upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note.

     8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

     9. Term. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

     10. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

     11. Pledgeholder Liability. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

     12. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

     13. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

     14. Governing Law. This Security Agreement shall be interpreted and governed under the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



     "PLEDGOR"                     ________________________________

                         Address:  ________________________________

                                   ________________________________


     "PLEDGEE"                     ENTERPRISE INTEGRATION TECHNOLOGIES
                                   CORPORATION,
                                   a California corporation


                                   By:______________________________

                                   Title:____________________________


     "PLEDGEHOLDER"                _________________________________
                                   Jeffrey D. Saper

                                EXHIBIT D

                             INSTALLMENT NOTE


$__________                                        ____________, California
                                                   _____________, 19__


     FOR VALUE RECEIVED, ________ promises to pay to Enterprise Integration Technologies Corporation, a California corporation (the "Company"), or order, the principal sum of ____________________ ($__________), together with interest on the unpaid principal hereof from the date hereof at the rate of ________ percent (___%) per annum, compounded semiannually.

     Principal and interest shall be due and payable on __________, 19__. Should the undersigned fail to make full payment of any installment of principal or interest for a period of 10 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

     The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

     This Note is subject to the terms of the Option, dated as of ________. This Note is secured by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

     The holder of this Note shall have full recourse against the maker, and shall not be required to proceed against the collateral securing this Note in the event of default.

     In the event the undersigned shall cease to be an employee of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

     Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

                                   _____________________________

                                   _____________________________

                                 EXHIBIT A

              EXERCISE NOTICE AND RESTRICTED STOCK AGREEMENT
                               EARLY EXERCISE


Enterprise Integration Technologies Corporation
459 Hamilton Avenue
Suite 100
Palo Alto, CA  94301

Attention:  Secretary

     1. Exercise of Option. Effective as of today, ___________, 199__, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of Enterprise Integration Technologies Corporation (the "Company") under and pursuant to the Company's 1991 Stock Plan, as amended (the "Plan") and the [ ]
Incentive [ ] Nonqualified Stock Option Agreement dated ________ (the "Option Agreement"). Of these Shares, Optionee has elected to purchase _______ of those Shares which have become vested under the Vesting Schedule set out in the Notice of Grant (the "Vested Shares") and _______ Shares which have not yet vested under such schedule (the "Unvested Shares"). The Purchase Price for the Shares shall be _______, as set out in the Notice of Grant.

     2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their respective terms and conditions. Optionee represents that Optionee is purchasing the Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.

     3. Compliance with Securities Laws. Optionee understands and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and, notwithstanding any other provision of the Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the 1933 Act, all applicable state securities laws and all applicable requirements of any stock exchange or over the counter market on which the Company's Common Stock may be listed or traded at the time of exercise and transfer. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

     4. Federal Restrictions on Transfer. Optionee understands that the Shares have not been registered under the 1933 Act and therefore cannot be resold and must be held indefinitely unless they are registered under the 1933 Act or unless an exemption from such registration is available, and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee. Specifically, Optionee has been advised that Rule 144 promulgated under the 1933 Act, which permits certain resales of unregistered securities, is not presently available with respect to the Shares and, in any event requires that the Shares be paid for and then be held for at least two years (and in some cases three years) before they may be resold under Rule 144.

     5. Company's Repurchase Option. The Company or its assignee(s) shall have the option to repurchase all or any portion of the Unvested Shares on the terms and conditions set forth in this section (the "Repurchase Option") if the Optionee should cease to be employed by the Company for any reason or no reason, including without limitation death, disability, voluntary resignation or termination by the Company with or without cause.

          (a) Right of Termination Unaffected. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company to terminate Optionee's employment at any time for any reason or no reason, with or without cause. Optionee shall be considered to be employed by the Company if Optionee is an officer, director or full-time employee of the Company or any Parent or Subsidiary of the Company (as defined in the Plan) or if the Board of Directors determines that Optionee is rendering substantial services as a part-time employee, consultant or independent contractor to the Company or any Parent or Subsidiary of the Company (as defined in the Plan). In case of any dispute, the Board of Directors of the Company shall have discretion to determine
(i) whether Optionee has ceased to be employed by the Company and (ii) the date on which the employment relationship ceases (the "Termination Date").

          (b) Exercise of Repurchase Option. At any time within 90 days after Optionee's Termination Date, the Company or its assignee(s) may elect to repurchase any or all of the Unvested Shares purchased pursuant to the Option Agreement by giving Optionee (or Optionee's personal representative, as the case may be) written notice of exercise of the Repurchase Option.

          (c) Repurchase Price. The Company or its assignee(s) shall have the option to repurchase from Optionee any or all of the Unvested Shares (or from Optionee's personal representative as the case may be) at the Exercise Price (as defined in the Option Agreement), as such price may be adjusted from time to time to reflect any subsequent stock dividend, stock split, reverse stock split or recapitalization of the Company (the "Repurchase Price").

          (d) Payment of Repurchase Price. The Repurchase Price shall be payable, at the option of the Company or its assignee(s), by check or by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company (or, in the case of repurchase by an assignee, to the assignee) or any combination thereof. The Repurchase Price shall be paid without interest within 90 days after the Termination Date.

          (e) Lapse of Repurchase Option. All Unvested Shares held by the Optionee shall be released from the Company's Repurchase Option and shall cease to be Unvested Shares according to the Vesting Schedule set out in the Notice of Grant.

     6. Company's Right of First Refusal. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

          (a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares;
(ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

          (b) Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

          (c) Purchase Price. The purchase price ("Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section shall be (i) the Offered Price in the case of Shares that are Vested Shares, or (ii) in the case of Shares that are not Vested Shares, the lower of the Offered Price or the Repurchase Price as defined in subsection (c) hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

          (d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

          (e) Holder's Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of Sections 5 and 6 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

          (f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

          (g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares 90 days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the 1933 Act.

     7. Rights as Shareholder. Subject to the terms and conditions of this Agreement, Optionee shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Optionee delivers full payment of the Exercise Price until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Repurchase Option or Right of First Refusal hereunder. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

     8. Escrow. As security for the faithful performance of this Agreement, Optionee agrees, immediately upon receipt of the certificate(s) evidencing the Shares, to deliver such certificate(s), together with a stock power in the form of Attachment 1 attached hereto, executed by Optionee and by Optionee's spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or its designee ("Escrow Holder"); said documents are to be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and the Purchaser substantially in the form attached hereto as Attachment 2, which instructions shall be delivered to the Escrow Agent concurrently with the execution and delivery of this Agreement.

     9.   Tax Consequences.

          (a) Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

          (b) Section 83(b) Election For Nonqualified Stock Options. Optionee hereby acknowledges that Optionee has been informed that, with respect to the exercise of any nonqualified stock option, unless an election is filed by the Optionee with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase, there will be a recognition of taxable income to the Optionee, measured by the excess, if any, of the fair market value of the Shares, at the time the Company's Repurchase Option lapses over the purchase price for such Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions. A form of Election Under
Section 83(b) is attached hereto as Attachment 3 for reference. OPTIONEE HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE SHARES.

         (c) Section 83(b) Election For Alternative Minimum Tax for Incentive Stock Options. Optionee hereby acknowledges that Optionee has been informed that, with respect to the exercise of any incentive stock option, unless an election is filed by the Optionee with the Internal Revenue Service within 30 days of the purchase of the Shares, electing pursuant to Sec-tion 83(b) of the Internal Revenue Code of 1986, as amended (and similar state tax provisions if applicable), to be taxed currently for alternative minimum tax purposes on any difference between the purchase price of the Shares and their fair market value on the date of purchase, the Optionee will be required to include (for alternative minimum tax purposes only) an amount equal to the excess, if any, of the fair market value of the Shares, at the time the Company's Repurchase Option lapses over the purchase price for such Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares or the filing of the Election for alternative minimum tax purposes under
Section 83(b) and similar tax provisions.  A form of Election Under
Section 83(b) is attached hereto as Attachment 3 for reference. OPTIONEE HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE SHARES.

     10.  Restrictive Legends and Stop-Transfer Orders.

          (a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE AND RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

          IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

          Optionee understands that transfer of the Shares may be restricted by Section 260.141.11 of the Rules of the California Corporations Commissioner, a copy of which is attached to Exhibit B, the Investment Representation Statement.

          (b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c)  Refusal to Transfer.  The Company shall not be required
(i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or
(ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     11. Market Standoff Agreement. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the 1933 Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act; provided, however, that such restriction shall only apply to the first two registration statements of the Company to become effective under the 1933 Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the 1933 Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     12. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

     13. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

     14. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     15. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

     16. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     17. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

     18. Entire Agreement. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Notice of Grant/Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                           Accepted by:

OPTIONEE:                          ENTERPRISE INTEGRATION
                                   TECHNOLOGIES CORPORATION


                                   By: _________________________

_________________________          Its: ________________________
(Signature)


Address:                           Address:

_______________________            459 Hamilton Avenue
_______________________            Suite 100
_______________________            Palo Alto, CA  94301

                                 ATTACHMENT 1

                          STOCK POWER AND ASSIGNMENT
                          SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED and pursuant to that certain Exercise Notice and Restricted Stock Agreement dated as of ____________, 19__, the undersigned hereby sells, assigns and transfers unto _________________________________ ___________________________, ______________________ shares of the Common
Stock of Enterprise Integration Technologies Corporation, a California corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. _______ delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.


Dated:_____________, 19___

                                   _______________________________
                                   (Signature)

                                   _______________________________
                                   (Please Print Name)


                                   _______________________________
                                   (Spouse's Signature, if any)

                                   _______________________________
                                   (Please Print Name)

                                 ATTACHMENT 2

                          JOINT ESCROW INSTRUCTIONS

                                                      ___________, 199__

Jeffrey D. Saper
Wilson, Sonsini, Goodrich & Rosati
Professional Corporation
Two Palo Alto Square
Palo Alto, California 94306


Dear Mr. Saper:

     As Escrow Agent for both Enterprise Integration Technologies Corporation, a California corporation (the "Company"), and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (the "Agreement"), dated as of ___________, 19__, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

     1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Purchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check or by cancellation of any debt owed by Purchaser to the Company) for the number of shares of stock being purchased pursuant to the exercise of the Purchase Option.

     3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with the Department of Corporations of the State of California of an Application for Consent to Transfer Securities Subject to Legend or Escrow Condition Pursuant to Section 25151 of the California Corporate Securities Law of 1968. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

     4. Upon written request of the Purchaser after each successive one-year period from the date of the Agreement, unless the Purchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Purchase Option. Ninety days after cessation of Purchaser's service as a member of the Company's Board of Directors, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares sold and issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Purchase Option.

          Notwithstanding the foregoing, none of the certificates representing the shares of stock deposited under these escrow instructions shall be released to the Purchaser if the Purchaser's Note given in payment for such shares has not been paid in full. So long as the Note is outstanding, the shares shall be held by you as collateral for the obligation under the Note. Subject to the provisions of this paragraph 4, upon payment of the Note in full the certificates representing the shares may be released and delivered to the Purchaser. In the event Purchaser defaults in payment of the Note when due, you shall, upon written request of the Company, deliver the certificate evidencing the shares of stock and the stock assignments to the Company to enable the Company to exercise its rights as a secured party under the Commercial Code of the State of California.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder.

     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

     COMPANY:            Enterprise Integration
                         Technologies Corporation
                         459 Hamilton Avenue
                         Suite 100
                         Palo Alto, California  94301

     PURCHASER:          _________________________

                         _________________________

                         _________________________

     ESCROW AGENT:       Jeffrey D. Saper
                         Wilson, Sonsini, Goodrich & Rosati
                         Professional Corporation
                         Two Palo Alto Square
                         Palo Alto, California 94306

     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                              Very truly yours,

                              ENTERPRISE INTEGRATION
                              TECHNOLOGIES CORPORATION,
                              a California corporation


                              By: _______________________________

                              Title: ____________________________


                              PURCHASER:

                              ____________________________________

                              ____________________________________


ESCROW AGENT:


__________________________
Jay Glicksman

                                  ATTACHMENT 3

                           ELECTION UNDER SECTION 83(b)
                       OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income for the current taxable year, the amount of any compensation taxable to him in connection with his receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:


                               TAXPAYER                    SPOUSE

    NAME:            ________________________    ______________________

    ADDRESS:         ________________________    ______________________

                     ________________________    _______________________

    IDENTIFICATION NO.:_______________________________________________
    TAXABLE YEAR:  Calendar Year 199__

2. The property with respect to which the election is made is described as follows:

          _______ shares of Common Stock of Enterprise Integration Technologies Corporation, a California corporation.

3.   The date on which the property was transferred is: _________ __, 19__.

4.   The property is subject to the following restrictions:

          Option to repurchase ________ shares at cost upon termination of employment, decreasing to zero shares in four years.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $____________.

6.   The amount (if any) paid for such property:  $___________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:__________________, 199__         ______________________________
                                        Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:__________________, 199__         ______________________________
                                        Spouse of Taxpayer

                                  EXHIBIT 99.5



                                 VERIFONE, INC.

                              AMENDED AND RESTATED

                          EMPLOYEE STOCK PURCHASE PLAN



              Adopted by the Board of Directors on January 25, 1990
                   Approved by the Stockholders June 22, 1990
               Amended by the Board of Directors on March 21, 1994
                    Approved by the Stockholders May 11, 1994
       Amended and Restated by the Board of Directors on January 23, 1997




     1.   PURPOSE.

          (a) The purpose of the Plan is to provide a means by which employees of VeriFone, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

          (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

          (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

          (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

     2.   ADMINISTRATION.

          (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

               (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

               (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iv)  To amend the Plan as provided in paragraph 13.

               (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

          (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     3.   SHARES SUBJECT TO THE PLAN.

          (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million four hundred eighty thousand (1,480,000) shares of the Company's $.01 par value common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

          (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     4.   GRANT OF RIGHTS; OFFERING.

          The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

     5.   ELIGIBILITY.

          (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

          (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

               (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

               (ii) the Purchase Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

               (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

          (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

          (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     6.   RIGHTS; PURCHASE PRICE.

          (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock of the Company purchasable with up to fifteen percent (15%) of such employee's Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the "Purchase Period"). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Exercise Date (as defined in the Offering), the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

          (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

               (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

               (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Exercise Date.

     7.   PARTICIPATION; WITHDRAWAL; TERMINATION.

          (a) An eligible employee may become a participant in an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to fifteen percent (15%) of such employee's Earnings during the Purchase Period. "Earnings" is defined as the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation, and such other inclusions and exclusions as shall be determined by the Board from time to time with respect to one or more Offerings. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce, increase or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Purchase Period.

          (b) At any time during a Purchase Period a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

          (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company or an Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

          (d) Rights granted under the Plan shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.

     8.   EXERCISE.

          (a) On each exercise date, as defined in the relevant Offering (an "Exercise Date"), each participant's accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after said final Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to the participant after such Exercise Date, without interest.

          (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If on an Exercise Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Exercise Date and all payroll deductions accumulated during the purchase period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

     9.   COVENANTS OF THE COMPANY.

         (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

     10.  USE OF PROCEEDS FROM STOCK.

          Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

     11.  RIGHTS AS A STOCKHOLDER.

          A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

     12.  ADJUSTMENTS UPON CHANGES IN STOCK.

          (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

          (b) In the event of: (1) a dissolution or liquidation of the Company or sale of all or substantially all of the Company's assets; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan,
(ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

     13.  AMENDMENT OF THE PLAN.

          (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i) Increase the number of shares reserved for rights under the Plan;

         (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under
Section 423 of the Code); or

        (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

          (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted.

     14.  TERMINATION OR SUSPENSION OF THE PLAN.

          (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate upon the issuance of all of the shares of Common Stock reserved under the Plan. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted.

     15.  EFFECTIVE DATE OF PLAN.

          The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised to allow the issuance of more than one million shares of Common Stock (as adjusted pursuant to paragraph 12) under the Plan unless and until the Plan has been approved by the stockholders of the Company.